PRESS
RELEASE

ASPEN ANNOUNCES MANAGEMENT CHANGES

Aspen Insurance UK Limited to Terminate Agency Agreement
with Aspen Risk Management Limited

Hamilton, Bermuda – May 14, 2019 – Aspen Insurance Holdings Limited (“Aspen” or the “Company”) announced today several changes to its executive leadership team to support continued operational improvement in the business and best position Aspen to capture new opportunities for profitable growth and value creation.

Mark Cloutier, Executive Chairman and Group Chief Executive Officer, commented: “As we continue our focus on operational improvement and strengthening Aspen’s competitive position, it is essential we have the right talent to execute on our strategy, serve brokers and customers and drive to enhance the long-term value of our business. I am confident the leadership team, including the new members we are announcing today, is well equipped to meet the challenge of leading Aspen through its next chapter of change and profitable growth.”
The following changes are effective immediately:

•
Mike Cain, previously Group General Counsel, has been appointed Group Chief Operating Officer and will remain Chief Executive Officer of Aspen UK for a transition period, subject to regulatory approval;

•	Tim Aman, in addition to his current role as Group Chief Risk Officer, will assume lead responsibility for outward reinsurance/Retro analysis, structuring and placement;

•	Bryan Astwood, Group Chief Investment Officer, has been appointed to the Group Executive Committee;

•	Jonny Atkinson, in addition to his current role as Global Head of Insurance Marketing and Distribution, has been appointed Head of Insurance London;

•
Christian Dunleavy, in addition to this current role as Managing Director of Aspen Re and Chief Underwriting Officer of Aspen Bermuda Limited, has been appointed Chief Executive Officer of Aspen Bermuda Limited;

•
Marcus Foley, previously Group Head of Capital Management, has been appointed Chief Strategy Officer, focused on developing and executing strategic corporate initiatives and performance analysis metrics and methods, and to the Group Executive Committee;

•	Paul Frydas, Group Chief Actuary, has been appointed to the Group Executive Committee;

•	Silvia Martinez, previously Associate Group General Counsel, has been appointed Group General Counsel and Company Secretary and to the Group Executive Committee;

•	Zahir Petiwalla, Performance Officer and Chief Operating Officer, Aspen Re, has been appointed Deputy Group Chief Operating Officer; and

•	Sarah Stanford, International Head of Financial Institutions, will be appointed to the additional position of Lloyd’s Active Underwriter of Syndicate 4711, subject to regulatory approval.

Kate Vacher, who joined Aspen in 2002 and has provided many contributions to the Company in multiple roles, most recently as Group Director of Underwriting and Chief Executive Officer of Aspen Bermuda Limited, is leaving Aspen to pursue personal interests. David Schick, former Group Chief Operating Officer, and Donald Harrell, former Head of International Insurance and Global Head of Marine, are leaving the Company effective immediately to pursue opportunities outside Aspen.
Mark Cloutier continued: “I want to thank David, Kate and Donald for their service and commitment to Aspen over the years. Our business is well positioned thanks to their many contributions, and we wish them well in their future endeavors.”

Aspen also announced today that Aspen Insurance UK Limited (“AIUK”) has served notice of termination of the agency agreement between AIUK and Aspen Risk Management Limited (“ARML”). As a result, Aspen expects the business will be placed into runoff. Aspen is working with the management of ARML to ensure all policyholder obligations and service requirements are fully supported and consistent with Aspen’s standards of policyholder and broker service. This decision has no impact on Aspen’s mainstream UK Property and Casualty business.

Additionally, Aspen announced that it has begun the process of closing its Dublin office as a result of the proposed move of its Dublin Excess Casualty underwriting business to London.

Biographical Information

Tim Aman
Tim Aman was appointed Group Chief Risk Officer in May 2017. Before joining Aspen in February 2017, Tim was Principal of Broctuary Inc., an independent Florida-based consultancy which he established in 2016 specializing in actuarial, broking and risk management. Prior to this, he was Chief Risk Officer at Montpelier for eight years and before that, he was Managing Director for Guy Carpenter’s Global Accounts and Latin America and Caribbean reinsurance broking teams. He had previously been an Actuarial Pricing Officer at St Paul Reinsurance.

Bryan Astwood
Bryan Astwood was appointed Group Chief Investment Officer in May 2009 and has served as the Group Representative to the Bermuda Monetary Authority since 2014. Bryan joined Aspen in June 2003 as Group Treasurer. He has more than 30 years’ experience in the fixed income, equity, foreign exchange and commodity markets. Previously, Bryan worked at Bank of America, Hong Kong; Industrial Bank of Japan, Tokyo; Butterfield Asset Management and Orbis Investment Management, Bermuda. Bryan began his career at the Bank of Bermuda.

Jonny Atkinson
Jonny Atkinson was appointed Head of Insurance London in May 2019. He joined Aspen as Global Head of Distribution and Marketing in June 2011 with 20 years of broking experience. His main Distribution focus is on Aspen’s broker and client community, managing and developing strategic relationships with these key partners. He is a longstanding member of the Insurance Executive Committee and also a Director of Digital Risk Resources, an innovative SME cyber insurance business. He began his insurance career at Johnson & Higgins Insurance in London and continued with other Marsh Companies. In 2000, Jonny moved to JLT as a Partner and in 2002 he relocated to their Bermuda office. In 2005, Jonny joined Willis as EVP of the Bermuda office. His role then expanded to CEO, WNA London and Bermuda. Before his insurance career began Jonny was a Professional Cricketer for Somerset and he gained an MA in Economics from Cambridge University.

Mike Cain
Mike Cain was appointed Group Chief Operating Officer in May 2019. He will also remain Chief Executive Officer of Aspen UK for a transition period, subject to regulatory approval. Mike joined Aspen as the Group General Counsel in March 2008 and served as Company Secretary until March 2019. He was Chief Executive Officer of Aspen Bermuda Limited from September 2014 until July 2017, and subsequently Group General Counsel until May 2019 and Chief Executive Officer of Aspen UK. Prior to joining Aspen, Mike spent five years as the Corporate Counsel and Company Secretary/COO at Benfield Advisory. He had previously worked for law firms Barlow Lyde & Gilbert and Ashurst.

Christian Dunleavy
Christian Dunleavy was appointed Chief Executive Officer of Aspen Bermuda Limited in May 2019. He previously served as Chief Underwriting Officer for Aspen Bermuda Limited since May 2017. Christian joined Aspen Re in September 2015 as Head of Global Property Catastrophe. He had previously been at Axis Reinsurance where he was a Senior Vice President, responsible for U.S. Property Treaty, Caribbean Property and Workers Compensation Catastrophe business. Prior to joining Axis in 2002, Christian was a Senior Analyst at RenaissanceRe, responsible for multiperil modeling, pricing and portfolio analysis.
Marcus Foley
Marcus Foley was appointed Chief Strategy Officer in May 2019. He also serves as the Chief Risk Officer of Aspen Bermuda Limited. Marcus joined Aspen’s capital modelling team in 2008 and led the function from 2010 to 2015. In 2015, he became the Group Head of Capital Management with a focus on rating agency and regulatory considerations across the Aspen group. Prior to joining Aspen, Marcus began his capital modelling career at EMB consultancy LLP in Cambridge. Marcus has a PhD in physics where his studies were split between University College Cork and the Max Planck Institute for Plasma Physics in Munich.

Paul Frydas
Paul Frydas was appointed Group Chief Actuary in July 2018 and is responsible for the pricing and reserving teams across Aspen’s Insurance and Reinsurance segments. He also serves as Chief Actuary for various Aspen legal entities. Previously, Paul held the position of Chief Actuary for the Reinsurance segment, and served as the approved actuary for Aspen Insurance UK Limited and Aspen Bermuda Limited by the BMA and the Prudential Regulation Authority. He also served as Group Chief Reserving Actuary for eight years shortly after joining Aspen. Paul began his career at Equitas followed by various roles at KPMG and Zurich Insurance Group.

Silvia Martinez
Silvia Martinez was appointed Group General Counsel and Company Secretary in May 2019. Silvia joined Aspen as Senior Counsel in August 2013 and then assumed the role of Associate Group General Counsel in January 2016 and was appointed Company Secretary in March 2019. Prior to joining Aspen, Silvia worked at law firms Willkie Farr & Gallagher LLP and Orrick, Herrington & Sutcliffe LLP. She is a graduate of Harvard Law School and University of California, Berkeley.

Zahir Petiwalla
Zahir Petiwalla was appointed Deputy Group Chief Operating Officer in May 2019. He previously served as Performance Officer and Chief Operating Officer, Aspen Re. Zahir joined Aspen in 2015 with more than 14 years’ experience working in finance leadership roles in the (re)insurance industry. His previous role was at XL Catlin where he was the Group Head of Finance Transformation, and prior to that he was CFO International and Group Head of Finance at Torus Insurance.

Sarah Stanford
Sarah Stanford will be appointed Lloyd’s Active Underwriter of Syndicate 4711 in May 2019, subject to regulatory approval, in addition to her current role as International Head of Financial Institutions. She joined Aspen in December 2007 within the newly formed financial lines team. She focuses on crime, professional indemnity and directors’ and officers’ liability for a global financial institutions book. Sarah has more than 20 years' experience within the industry and has previously worked in underwriting positions at Limit MJ Harrington Syndicate 2000/QBE.

- ENDS -

NOTES TO EDITORS:

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, Ireland, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2018, Aspen reported $12.5 billion in total assets, $7.1 billion in gross reserves, $2.7 billion in total shareholders’ equity and $3.4 billion in gross written premiums. Aspen's operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” by Moody’s Investors Service, Inc. For more information about Aspen, please visit www.aspen.co.

Cautionary Statement Regarding Forward-Looking Statements:
This communication and other written or oral statements made by or on behalf of Aspen contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made under the “safe harbor” provisions of The Private Securities Litigation Reform Act of 1995. In particular, statements using words such as “may,” “seek,” “will,” “likely,” “assume,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “do not believe,” “aim,” “predict,” “plan,” “project,” “continue,” “potential,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” or their negatives or variations, and similar terminology and words of similar import, generally involve future or forward-looking statements. Forward-looking statements reflect Aspen’s current views, plans or expectations with respect to future events and financial performance. They are inherently subject to significant business, economic, competitive and other risks, uncertainties and contingencies. The inclusion of forward-looking statements in this or any other communication should not be considered as a representation by Aspen or any other person that current plans or expectations will be achieved. Forward-looking statements speak only as of the date on which they are made, and Aspen undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

There are or will be important factors that could cause actual results to differ materially from those expressed in any such forward-looking statements, including but not limited to those discussed under Item 1A, “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which are incorporated herein by reference.

For media enquiries please contact:
Peter Krinks, +44 20 7184 8544
Senior Communications Manager
Peter.krinks@aspen.co

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